UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 25, 2006
Date of Report (Date of earliest event reported)

MORGAN CREEK ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52139	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Avenue, Suite 200, Henderson, Nevada	89052
(Address of principal executive offices)	(Zip Code)

(702) 566-1307
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Appointment of Principal Officers

Effective on October 25, 2006, the Board of Directors (the "Board") of Morgan Creek Energy Corp (the "Company") accepted the resignation as a director and Executive Officer of the Company from William W. Bolles (the "Resignation").

As a consequence of its acceptance of the Resignation of Mr. Bolles, effective on October 25, 2006, the Board accepted the consent to act as the interim Chairman, President, Chief Executive Officer and Principal Executive Officer of the Company from Marcus M. Johnson, a current director of the Company (the "Appointment").

As a consequence of the Board's acceptance of each of the Resignation and Appointment, the Board confirms that the following represents the current Executive Officers and members of the Audit Committee Company:

Individual	Officer position with the Company
Marcus M. Johnson	Chairman, President, Chief Executive Officer, Principal Executive Officer and Audit Committee member
D. Bruce Horton	Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and Stock Option Plan Administrator
Thomas A. Markham, II	Chief Geologist and Audit Committee member
Blake Box	Audit Committee member
Stephen Jewett	Audit Committee Chair and member

As a consequence of the Board's acceptance of each of the Resignation and the Appointment, the Board is now comprised of each of Messrs. Marcus M. Johnson, Thomas A. Markham, II, D. Bruce Horton, Blake Box, Stephen Jewett and Erik Essiger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MORGAN CREEK ENERGY CORP.
DATE: October 31, 2006.	By: "Marcus M. Johnson" ___________________________________ Marcus M. Johnson Chairman, President, Chief Executive Officer, Principal Executive Officer and a director

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